                                                                    EXHIBIT 10.7


                     SERVICES AND SOFTWARE LICENSE AGREEMENT


THIS SERVICES AND SOFTWARE LICENSE AGREEMENT ("Agreement") dated as of June 1, 2005, by and between PARAMOUNT DEVELOPMENT CORPORATION LIMITED ("Paramount") and ASHTON WOODS USA L.L.C. ("Customer").


1.       PAYMENTS

         1.1 QUARTERLY FEE. In consideration for the services and license provided herein, Customer shall pay to Paramount a fee of $600 for each Closing (as hereinafter defined) which occurred during the Customer's previous fiscal quarter. Customer shall pay such quarterly fee by the thirtieth day of each fiscal quarter. If Customer fails to pay the quarterly fee by the thirtieth day of each fiscal quarter, then in addition to the quarterly fee, Customer shall pay a late charge on the outstanding balance of the quarterly fee at a rate per annum equal to eighteen percent (18%) from such thirtieth day until such quarterly fee is paid in full. Such late charge shall be computed on the basis of a 360-day year of twelve 30-day months.

         1.2 SUPPORTING DOCUMENTATION. By the tenth business day of each calendar month, Customer shall provide to Paramount with a report regarding the number of Closings during the previous calendar month and reasonably detailed support for the information in the report.

         1.3 AUDIT RIGHTS. Paramount may from time to time during the term of this Agreement have access to and the right to examine any of Customer's and its Affiliates' (as hereinafter defined) pertinent books, documents, papers, or other records to determine if Customer is in compliance with the provisions of
                  Section 1.1. Such audits shall be conducted upon reasonable notice during Customer's or its Affiliate's ordinary business hours and be subject to appropriate provisions protecting the confidentiality of the data. Audits shall not be conducted more often than once every twelve (12) months.

         1.4 TAXES. Customer shall promptly and directly pay, and shall indemnify and hold Paramount harmless from, any taxes of any jurisdiction that may be assessed or imposed on copies of the Software, any documentation related to the Software delivered to Customer, the license granted under this Agreement or the services provided under this Agreement, or otherwise assessed or imposed in connection with the transactions contemplated by this Agreement, including, without limitation, sales, use, excise, value added, personal property, export, import and withholding taxes, excluding only taxes based upon Paramount's net income and any payroll taxes related to those Paramount employees providing services under this Agreement, and Customer shall promptly reimburse Paramount for any such taxes payable or collectible by Paramount. The fees and other amounts payable by Customer to Paramount pursuant to Section 1 of this Agreement do not include such taxes.

         1.5 CERTAIN REMEDIES FOR NONPAYMENT. If Customer fails to pay to Paramount, within ten (10) days after Paramount makes written demand therefor, any past-due amount payable under this Agreement then, in addition to all other rights and remedies which Paramount may have at law or in equity, Paramount may, in its sole discretion and without further notice to Customer, suspend performance of any or all of its obligations under this Agreement (including its ongoing support services under Section 4.1 and the Land Development Services (as hereinafter defined) under Section 2.1) until all past due amounts are paid in full.

2.       LAND DEVELOPMENT SERVICES

         2.1 Paramount shall provide to Customer and its Affiliates services of Paramount's employees to assist Customer and its Affiliates with the management and oversight of the Customer's land development process in a manner and in substance generally consistent with land development management services provided by Paramount to Customer on the date hereof ("Land Development Services"). Paramount's employees performing the Land Development Services shall perform such services at those locations reasonably requested by Customer and its Affiliates, and shall report to Customer's President.

3.       LIMITED LICENSE

         3.1 GRANT. Paramount grants to Customer and its Affiliates a personal, non-transferable, non-exclusive, license to use, in accordance with this Agreement, Paramount's proprietary software identified on Schedule A to this Agreement ("Software"), as the Software may be modified, revised and updated from time to time, including, without limitation, in accordance with Section 4.1(c) of this Agreement. The term of the license granted hereunder for the proprietary software and Documentation shall begin on the date this Agreement is executed (the "Effective Date") and shall continue until this Agreement is terminated in accordance with Section 8 of this Agreement.

         3.2 DESIGNATED LOCATION(s). The Software may be installed and used only on server(s) operated by Customer or its Affiliates at their business offices in the United States and on laptops and hand-held devices used in Customer's and its Affiliates' businesses (the "Designated Locations"). Furthermore, as Paramount converts the software from a server-based program to a web-based program hosted on Paramount's servers, Paramount will provide Customer's and its Affiliates' employees with access to Paramount's website in order to access the Software.

         3.3 SCOPE. Customer and its Affiliates may use the Software only in the ordinary course of their business operations and for their own business purposes. Customer shall use the Software only in accordance with the documentation provided by Paramount and shall require that its Affiliates be bound by this Agreement to the same extent as Customer.

         3.4 COPIES. Customer and its Affiliates may use only the copies of the Software and related documentation that are provided by Paramount, except that Customer and its Affiliates may copy the Software and documentation to the extent reasonably necessary for routine backup and disaster recovery purposes.

4.       PARAMOUNT'S OTHER OBLIGATIONS RELATED TO THE SOFTWARE

         4.1 ONGOING SUPPORT SERVICES. Beginning on the Effective Date, Paramount shall provide the following ongoing support services to Customer and its Affiliates:

                  (a) Paramount shall provide to Customer and its Affiliates, during Paramount's normal business hours, telephone assistance regarding Customer's and its Affiliates' proper and authorized use of the latest release of the Software and all releases of the Software previously provided to Customer and its Affiliates.

                  (b) Paramount shall provide to Customer and its Affiliates, during Paramount's normal business hours, commercially reasonable efforts in solving problems that arise in connection with Customer's and its Affiliates' proper and authorized use of the Software or in correcting failures of the Software to perform in accordance with the documentation provided to Customer and its Affiliates. Customer shall provide to Paramount reasonably detailed documentation and explanation, together with underlying data, to substantiate any such problem or failure and to assist Paramount in its efforts to diagnose and correct the problem or failure. If, within a commercially reasonable time, given the severity of the failure, Paramount and Customer or its Affiliate have been unable to diagnose a problem through phone support, support services shall be provided by Paramount at the Designated Location(s) if necessary to diagnose or resolve the problem.

                  (c) Paramount shall provide to Customer Paramount's periodic modifications, revisions and updates to the Software which Paramount incorporates into the Software without additional charge. All modifications, revisions and updates shall be furnished by means of new releases of the Software and shall be accompanied by updates to any related documentation whenever Paramount determines that such updates are necessary. To the extent any modification, revision or update requires Customer or its Affiliates to migrate data to the updated Software, Paramount shall perform such migration at its own expense.

         4.2 CONSULTING AND OTHER SOFTWARE-RELATED SERVICES. At Customer's or its Affiliates' reasonable request, provided that Customer is in compliance with its payment obligations under Paragraph
                  1.1. Paramount shall provide to Customer and its Affiliates consulting services, custom modification programming, support services relating to custom modifications, assistance with data transfers, system restarts and reinstallations, and other specialized support services with respect to the Software, in each case, to the extent provided at the Customer's request for such additional reasonable fee as the parties shall agree. These services shall be provided by Paramount at the Designated Location(s) if and when Customer or its Affiliate reasonably determines that on-site services are necessary. Paramount agrees that personnel supplied for Customer and its Affiliates consulting services will have appropriate technical and/or business skills. Paramount's project coordinators will periodically report the project status to Customer or its Affiliate, as applicable, and coordinate with all other areas of Paramount.

5.       CUSTOMER'S OTHER SOFTWARE OBLIGATIONS

         5.1 PROCUREMENT OF HARDWARE. Customer shall be responsible, at its expense, for procuring, maintaining and updating the computer hardware, systems software and other items on which the Software will be used.

         5.2 ACCESS TO FACILITIES AND EMPLOYEES. Customer and its Affiliates shall provide to Paramount access to the Designated Location(s) and Customer's and its Affiliates' equipment and employees, and shall otherwise cooperate with Paramount, as reasonably necessary for Paramount to perform its training, support and other obligations under this Agreement. Customer and its Affiliates shall devote all equipment, facilities, personnel and other resources reasonably necessary to install the Software and begin using the Software in production on a timely basis as contemplated by this Agreement.

6.       WARRANTIES AND LIMITATIONS

         6.1 RIGHT TO LICENSE; NO INFRINGEMENT. Paramount warrants to Customer that it has the full legal right to grant to Customer the license granted under this Agreement, and that the Software and any related documentation in the form delivered to Customer and its Affiliates by Paramount and when properly used for the purpose and in the manner specifically authorized by this Agreement, do not infringe upon any United States or Canadian patent or copyright or any trade secret or other proprietary right of any person. Paramount shall defend, indemnify, and hold Customer and its Affiliates harmless from and against all costs, losses, expenses, and damages arising from third-party claims related to Paramount's breach of the foregoing warranty. Paramount shall have no liability under this Section 6.1 unless Customer gives written notice to Paramount (in accordance with Section 9.1) within fifteen (15) days after Customer becomes aware of any such potential infringement claim that may be initiated against Customer or its Affiliate, and allows Paramount to have sole control of the defense or settlement of the claim. If Customer's or its Affiliate's use of the Software is enjoined, then Paramount shall have the option, at its expense, to:

                  (a) modify or replace all or the infringing part of the Software so that it is no longer infringing, provided that the Software functionality does not change in any material adverse respect; or

                  (b) procure for Customer or its Affiliate the right to continue using the infringing part of the Software.

                  In no event shall Paramount's total liability exceed the limitations as described in Paragraphs 6.4 and 6.5.

         6.2 EXCLUSION FOR UNAUTHORIZED ACTIONS. Paramount shall have no liability under any provision of this Agreement with respect to any performance problem, claim of infringement or other matter to the extent attributable to any unauthorized or improper use or modification of the Software, any unauthorized combination of the Software with other software, any use of any version of the Software other than the latest release of the Software that is provided to Customer and its Affiliates, or any breach of this Agreement by Customer and its Affiliates.

         6.3 FORCE MAJEURE. Paramount shall not be liable for, nor shall Paramount be considered in breach of this Agreement due to, any failure to perform its obligations under this Agreement as a result of a cause beyond its control, including any act of God or a public enemy, act of any military, civil or regulatory authority, change in any law or regulation, fire, flood, earthquake, storm or other like event, disruption or outage of communications, power or other utility, or any other cause, whether similar or dissimilar to any of the foregoing.

         6.4 Disclaimer and Exclusions. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, PARAMOUNT MAKES NO REPRESENTATIONS OR WARRANTIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, REGARDING THE SOFTWARE OR ANY OTHER MATTER PERTAINING TO THIS AGREEMENT. PARAMOUNT'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL UNDER NO CIRCUMSTANCES EXCEED THE TOTAL AMOUNT ACTUALLY PAID BY CUSTOMER TO PARAMOUNT UNDER THIS AGREEMENT. NOTWITHSTANDING ANY OTHER PROVISION UNDER THIS AGREEMENT, PARAMOUNT MAKES NO REPRESENTATIONS OR WARRANTIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE, REGARDING ANY THIRD PARTY HARDWARE, SOFTWARE OR SERVICES. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER PERSON FOR LOST REVENUES, LOST PROFITS, LOSS OF BUSINESS, OR ANY INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY NATURE, WHETHER OR NOT FORESEEABLE AND WHETHER OR NOT THE POSSIBILITY OF SUCH DAMAGES HAS BEEN DISCLOSED.

         6.5 OTHER LIMITATIONS. The warranties made by Paramount in this Agreement, and the obligations of Paramount under this Agreement, run only to Customer and its Affiliates, but not their customers or any other persons. Under no circumstances shall any other person (other than the Customer's Affiliates) be considered a third party beneficiary of this Agreement or otherwise entitled to any rights or remedies under this Agreement. Customer and its Affiliates shall have no rights or remedies against Paramount except as specifically provided in this Agreement. No action or claim of any type relating to this Agreement may be brought or made by Customer or its Affiliate more than one (1) year after Customer or its Affiliate first has knowledge of the basis for the action or claim.

7.       CONFIDENTIALITY, OWNERSHIP AND RESTRICTIVE COVENANTS

         7.1 CONFIDENTIAL INFORMATION. All business information disclosed by one party to the other in connection with this Agreement shall be treated as confidential information unless it is or later becomes publicly available through no fault of the other party or it was or later is rightfully developed or obtained by the other party from independent sources free from any duty of confidentiality. The terms and provisions of this Agreement as well as all negotiations, proposals and other written and oral communications between the parties in connection herewith shall be treated as confidential information. During the term of this Agreement and for two (2) years following the termination of this Agreement, each party's confidential information shall be held in strict confidence by the other party, using the standards generally accepted in the industry or the same standard of care as it uses to protect its own confidential information, whichever is greater and shall not be used or disclosed by the other party for any purpose except as necessary to implement or perform this Agreement, or except as required by law provided that the other party is given a reasonable opportunity to obtain a protective order. Without limiting the generality of the foregoing, such confidential information shall include Customer's and its Affiliates' data and the details of Customer's and its Affiliates' computer operations.

         7.2 PARAMOUNT'S PROPRIETARY ITEMS. Customer acknowledges that the Software and related documentation, the object code and the source code for the Software, and other design features of the Software, all ideas, methods, algorithms, formulae and concepts used in developing or incorporated into the Software, all future modifications, revisions, updates, releases, refinements, improvements and enhancements of the Software, all derivative works based upon any of the foregoing, and all copies of the foregoing (referred to, collectively, as "Proprietary Items") are trade secrets and proprietary property of Paramount, having great commercial value to Paramount. Customer acknowledges that the restrictions in this Agreement are reasonable and necessary to protect Paramount's legitimate business interests.

         7.3 OWNERSHIP RIGHTS. All Proprietary Items provided to Customer under this Agreement are being provided on a strictly confidential and limited use basis. Title to all Proprietary Items and all related patent, copyright, trademark, trade secret, intellectual property and other ownership rights shall remain exclusively with Paramount, except with respect to such items that were created by Paramount specifically for or on behalf of Customer and its Affiliates pursuant to a written contract that vests title to such specifically created items in Customer or its Affiliates. This Agreement is not an agreement of sale, and no title, patent, copyright, trademark, trade secret, intellectual property or other ownership rights to any Proprietary Items are transferred to Customer or its Affiliates by virtue of this Agreement. All copies of Proprietary Items in Customer's and its Affiliates' possession shall remain the exclusive property of Paramount and shall be deemed to be licensed to Customer and its Affiliates during the term of this Agreement.

         7.4 DISCLOSURE RESTRICTIONS. All Proprietary Items in Customer's or its Affiliate's possession, whether or not authorized, shall be held in strict confidence by Customer and its Affiliates, and Customer and its Affiliates shall take all steps reasonably necessary to preserve the confidentiality thereof. Customer shall not, directly or indirectly, communicate, publish, display, loan, give or otherwise disclose any Proprietary Item to any unauthorized person, or permit any unauthorized person to have access to or possession of any Proprietary Item. Customer and its Affiliates shall limit their use of and access to Proprietary Items to only those of its employees, agents, and consultants whose responsibilities require such use or access. Customer and its Affiliates shall advise all such employees, agents, and consultants before they receive access to or possession of any Proprietary Items, of the confidential nature of the Proprietary Items and require them to abide by the terms of this Agreement. Customer and its Affiliates shall use the same standard of care for protecting the Proprietary Items as Customer and its Affiliates uses to prevent disclosure, publication, or dissemination of its own proprietary information. Customer and its Affiliates shall not be liable for the inadvertent or accidental disclosure of Proprietary Items if such disclosure occurs despite the exercise of the same degree of care Customer and its Affiliates normally takes to preserve its own such data or information.

         7.5 USE RESTRICTIONS. Customer shall not do, nor shall it permit any other person to do, any of the following:

                  (a) use any Proprietary Item for any purpose, at any location or in any manner not specifically authorized by this Agreement; or

                  (b) make or retain any copy of any Proprietary Item except as specifically authorized by this Agreement; or

                  (c) create or recreate the source code for the Software, or re-engineer, reverse engineer, decompile or disassemble the Software; or

                  (d) modify, adapt, translate or create derivative works based upon the Software or Documentation, or combine or merge any part of the Software with or into any other software or documentation except as contemplated by this Agreement for Customer's and its Affiliates' own internal use; or

                  (e) refer to or otherwise use any Proprietary Item as part of any effort to develop a program having any functional attributes, visual expressions or other features similar to those of the Software or to compete with Paramount; or

                  (f) remove, erase or tamper with any copyright or other proprietary notice printed or stamped on, affixed to, or encoded or recorded in any Proprietary Item, or fail to preserve all copyright and other proprietary notices in any copy of any Proprietary Item made by Customer; or

                  (g) sell, market, license, sublicense, distribute or otherwise grant to any person, including any outsourcer, vender, consultant or partner, any right to use any Proprietary Item; or

                  (h)      attempt to do any of the foregoing.

         7.6 NOTICE AND REMEDY OF BREACHES. Customer shall promptly give written notice to Paramount (in accordance with Section 9.1) of any actual or suspected breach by Customer of any of the provisions of this Section 7, whether or not intentional, and Customer shall, at its expense, take all steps reasonably requested by Paramount to prevent or remedy the breach.

         7.7 ENFORCEMENT. Customer acknowledges that any breach of any of the provisions of this Section 7 shall result in irreparable injury to Paramount for which money damages could not adequately compensate. If Paramount notifies Customer of a breach in writing (in accordance with Section 9.1) and Customer fails to cure the breach within thirty (30) days, then Paramount shall be entitled, in addition to all other rights and remedies which Paramount may have at law or in equity, to seek a decree of specific performance or to seek to have an injunction issued by any competent court, requiring the breach to be cured or enjoining all persons involved from continuing the breach. The existence of any claim or cause of action which Customer or any other person may have against Paramount shall not constitute a defense or bar to the enforcement of any of the provisions of this Section 7.

8.       TERM AND TERMINATION

         8.1 Unless terminated as provided herein, this Agreement shall be effective from the Effective Date until the second (2nd) anniversary of the Effective Date. This Agreement shall automatically renew for successive one (1) year terms, unless at least ninety (90) days prior to the second anniversary or each succeeding one year anniversary thereafter, either party gives the other party written notice (in accordance with Section 9.1) of its intention not to renew this Agreement.

         8.2 TERMINATION BY NONDEFAULTING PARTY. The nondefaulting party may immediately terminate this Agreement, by giving written notice of termination to the defaulting party (in accordance with Section 9.1), upon the occurrence of any of the following events:

                  (a)      Customer fails to pay to Paramount, within thirty
                           (30) days after Paramount makes written demand therefor, any past-due amount payable under this Agreement (including interest thereon).

                  (b) Customer or its Affiliate breaches, in any material respect, any of the provisions of Section 7 and fails to cure the breach within forty five (45) days of written notification by Paramount.

                  (c) Either party breaches any of its other obligations under this Agreement and does not cure the breach within forty five (45) days after the nondefaulting party gives written notice to the defaulting party (in accordance with Section 9.1) describing the breach in reasonable detail.

                  (d) Either party dissolves or liquidates or otherwise discontinues all or a significant part of its business operations.

         8.3 EFFECT OF TERMINATION. Within one (1) year after the termination of this Agreement, whether under this Section 8 or otherwise, Customer and its Affiliates shall discontinue all use of the Software, Customer shall promptly return to Paramount all copies of the Software, any related documentation, and any other Proprietary Items then in Customer's possession, and Customer shall give written notice to Paramount (in accordance with Section 9.1) certifying that all copies of the Software have been permanently deleted from its computers. Customer shall remain liable for all payments due to Paramount with respect to the period ending on the then current term of the Agreement. The provisions of Section 7 shall survive any termination of this Agreement, whether under this Section 8 or otherwise.

9.       OTHER PROVISIONS

         9.1 NOTICE. All notices, consents and other communications under or regarding this Agreement shall be in writing and shall be deemed to have been received on the earlier of the date of actual receipt, the fifth business day after being mailed by first class certified air mail, or the second business day after being sent by a reputable overnight delivery service. Any notice may be given by facsimile, provided that a signed written original is sent by one of the foregoing methods within twenty-four (24) hours thereafter. Customer's address for notices is 1080 Holcomb Bridge Road, Building 200, Suite 350, Roswell, Georgia 30076, Attention: Robert Salomon, fax: (770) 998-7494. Paramount's address for notices is 3751 Victoria Park Avenue, Toronto, Ontario M1W 3Z4, Attention: Seymour Joffe, fax: (416) 449-6438. Either party may change its address for notices by giving written notice of the new address to the other party in accordance with this Section.

         9.2 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

                  (a) "Affiliate" means any corporation, firm, partnership or other entity that directly or indirectly controls, is controlled by or is under common control with a party to this Agreement. As used herein, "control" means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, manager of any limited liability company operated under documents providing authority for the limited liability company manager similar to the authority of a general partner in a partnership, or any other arrangement whereby a party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

                  (b) "Change of Control" means (i) the sale of all or substantially all of the assets of a party in one or any related series of transactions, (ii) a merger or consolidation of the party with any other entity, whether or not the party is the surviving entity, if following such merger or consolidation less than 50% of the total voting power of the surviving entity is held by those persons who held voting securities of the party immediately prior to such merger or consolidation, (iii) any other transaction or series of related transactions, the result of which is a change in ownership of more than 50% of the total voting power of the party, or (iv) the entities holding more than 50% of the total voting power of a party engage in a transaction described in (i) -
                           (iii).

                  (c) "Closing" means the transference of the title to a residence from the Customer or its Affiliate to the buyer of the residence.

                  (d) "copy" means any paper, disk, tape, film, memory device, or other material or object on or in which any words, object code, source code or other symbols are written, recorded or encoded, whether permanent or transitory.

                  (e)      "including" means including but not limited to.

                  (f) "person" means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, limited liability partnership, company, firm, bank, association, cooperative, trust, estate, government, governmental agency, regulatory authority, or other entity of any nature.

         9.3 ASSIGNMENT. This Agreement will bind, benefit and be enforceable by and against Paramount and Customer and, to the extent permitted hereby, their respective successors and assigns. Neither party shall assign this Agreement or any of its rights hereunder, nor delegate any of its obligations hereunder, without the other party's prior written consent. Any Change in Control of a party, and any assignment by merger or otherwise by operation of law, will constitute an assignment of this Agreement by that party for the purposes of this Section 9.3.

         9.4 RELATIONSHIP. The relationship between the parties created by this Agreement is that of independent contractors and not partners, joint venturers or agents and any of Paramount's employees providing services under this Agreement shall not be deemed to be Customer's or its Affiliates' employees.

         9.5 ENTIRE UNDERSTANDING. This Agreement, which includes and incorporates the Schedules referred to herein, states the entire understanding between the parties with respect to its subject matter, and supersedes all prior proposals, marketing materials, negotiations and other written or oral communications between the parties with respect to the subject matter of this Agreement.

         9.6 MODIFICATION AND WAIVER. No modification of this Agreement, and no waiver of any breach of this Agreement, shall be effective unless in writing and signed manually by an authorized representative of the party against whom enforcement is sought. Such assigned writing containing a manual signature may be transmitted by electronically confirmed facsimile telephone transmission, but no other electronic embodiment or means of transmission (such as electronic mail, irrespective of whether an electronic or digital signature statute has been enacted in any relevant jurisdiction) shall constitute either a writing or a signature for purposes of this Section. No waiver of any breach of this Agreement, and no course of dealing between the parties, shall be construed as a waiver of any subsequent breach of this Agreement.

         9.7 SEVERABILITY. A determination that any provision of this Agreement is invalid or unenforceable shall not affect the other provisions of this Agreement.

         9.8 HEADINGS. Section headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

         9.9 ARBITRATION. All disputes involving this Agreement, except actions arising under the patent and copyright provisions of the U.S. Code, and breaches of the provisions of Section 7, shall be submitted to a binding arbitration by a panel of three (3) arbitrators of the American Arbitration Association under its rules and procedures in effect at the time of submission. Such panel shall include only persons with experience in the areas of information technology or computer software licensing installation or implementation. Each party shall choose one arbitrator, and the third arbitrator shall be chosen by the two arbitrators selected by the parties. The location of the arbitration hearing will be Atlanta, Georgia. The costs of such arbitration shall be borne by the non-prevailing party in such arbitration. The final arbitration decision shall be enforceable by a court of competent jurisdiction.

         9.10 JURISDICTION AND PROCESS. In any court action relating to this Agreement, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the State of Georgia, (b) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which the party is to receive notice in accordance with Section 9.1 and (d) the prevailing party shall be entitled to recover its reasonable attorney's fees (including, if applicable, charges for in-house counsel), court costs and other legal expenses from the other.

         9.11 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the day and year first above written.


                                        PARAMOUNT DEVELOPMENT CORPORATION

                                        ----------------------------------------

                                        By:
                                           -------------------------------------
                                        Its:
                                           -------------------------------------


                                        ASHTON WOODS USA L.L.C.

                                        ----------------------------------------

                                        By:
                                           -------------------------------------
                                        Its:
                                           -------------------------------------

                                   SCHEDULE A
                          TO SOFTWARE LICENSE AGREEMENT
                              DATED APRIL ___, 2005






SOFTWARE:                            Paramount's software systems which provides
                                     homebuilders with the following functions:
                                        1.   Sales and land development
                                        2.   Warranty and calendar
                                        3.   Custom reports
                                        4.   Work orders
                                        5.   Job costing
                                        6.   Layered takeoffs
                                        7.   Options and design centers
                                        8.   Purchase orders
                                        9.   Scheduling
                                        10.  Accounting